UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 10, 2018

Date of Report (Date of earliest event reported)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	62-1612879
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events

On September 10, 2018, Schweitzer-Mauduit International, Inc. (“SWM” or the “Company”) announced that it intends to offer, subject to market and customary conditions, $350 million in aggregate principal amount of senior notes due 2026 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended. The Notes will be senior unsecured obligations of the Company. In connection with the offering, the Company also announced that it intends to refinance and replace its existing senior secured credit facilities with a new $700 million credit agreement, which is expected to consist of a five-year $500 million revolving line of credit and a seven-year $200 million bank term loan facility. The Company expects to use the proceeds from the offering of the Notes and borrowings under the new credit agreement to refinance all amounts outstanding under its existing senior secured credit facilities and to pay related fees and expenses. A copy of the press release announcing these matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

(99.1)	Press Release of the Company dated September 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Registrant)

By:	/s/ Andrew Wamser
Andrew Wamser Executive Vice President and Chief Financial Officer

Dated: September 10, 2018